Exhibit (d)(5)

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF STOCK OPTION

FOR NON-U.S. EMPLOYEES

Unless otherwise defined herein, the terms defined in the 2006 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Notice of Grant of Stock Option (the “Notice of Grant”) and Terms and Conditions of Stock Option Grant, attached hereto as Exhibit A (together with Exhibit B, the “Option Agreement” or the “Agreement”).

Participant Name and Address:

XXXXX

XXXXX

XXXXX

Participant has been granted the right to receive an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Agreement, as follows:

Date of Grant	[DATE]

Vesting Commencement Date	XXX

Number of Shares Granted	XXX

Exercise Price per Share	USD $

Total Exercise Price	USD $

Type of Option	U.S. Nonstatutory Stock Option

Term/Expiration Date	[DATE]

Vesting Schedule:

Subject to accelerated vesting as set forth below or in the Plan, this Option may be exercised, in whole or in part, in accordance with the following schedule:

[Vesting Schedule]

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, other than upon Participant’s termination for Cause or as a result of Participant’s death or Disability. If Participant is terminated for Cause (as defined below), this Option shall immediately expire as to both vested and unvested Shares. If Participant ceases to be a Service Provider due to Participant’s death or Disability, this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider. Notwithstanding the foregoing, in no event may this Option be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 14(c) of the Plan.

For purposes of this Option Agreement, “Cause” means Participant’s status as a Service Provider is terminated for any of the following reasons: (i) Participant’s willful failure to substantially perform his or her duties to the Company or deliberate violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in material injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. For purposes of this definition, “Company” shall be interpreted to include any Parent, Subsidiary affiliate or successor thereto, if appropriate.

By Participant’s signature and the signature of the Company’s representative below, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Agreement. Participant has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	ISILON SYSTEMS, INC.

[Name]	Gwen E. Weld
VP Human Resources & Organizational Development

EXHIBIT A

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

TERMS AND CONDITIONS OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

1. Grant. The Company hereby grants to Participant an Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to all of the terms and conditions in this Agreement and the Plan, which is incorporated herein by reference. Subject to Section 19(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan will prevail.

2. Vesting Schedule. Except as provided in Section 3, the Option awarded by this Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Shares subject to the Option scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.

3. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

4. Exercise of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit C (the “Exercise Notice”) or in such other form and manner as determined by the Administrator, which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any applicable withholding taxes. This Option will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check; or

(c) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan.

6. Tax Obligations.

(a) Withholding of Taxes. Regardless of any action the Company and/or Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account, or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the delivery of Shares, the subsequent sale of any Shares acquired upon exercise of the Option and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability for Tax-Related Items. Further, if Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable event, Participant shall pay or make arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer. In this regard, Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by Participant from his or her wages or other cash compensation paid by the Company and/or the Employer or from proceeds of the sale of the Shares acquired under the Plan. Alternatively, or in addition provided such withholding method would not violate any Applicable Law, the Company may (1) sell or arrange for the sale of Shares that Participant acquires under the Plan to meet the withholding obligation for Tax-Related Items, and/or (2) withhold in Shares, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum withholding amount. If the Company satisfies the Tax-Related Item withholding obligation by withholding a number of Shares as described herein, Participant will be deemed to have been issued the full number of Shares due to Participant at exercise, notwithstanding that a number of the Shares is held back solely for the purpose of such Tax-Related Items.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue Shares under the Plan and refuse to deliver the Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section.

(b) Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 that was granted with a per share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the fair market value of a Share of Common Stock on the Date of Grant (a “Discount Option”) may be considered “deferred compensation.” A Discount Option may result in (a) income recognition by Participant prior to the exercise of the option, (b) an additional twenty percent (20%) tax, and (c) potential penalty and interest charges. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the fair market value of a Share of Common Stock on the Date of Grant in a later examination. Participant agrees that if the IRS determines that the Option was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the Date of Grant, Participant will be solely responsible for Participant’s costs related to such a determination.

7. Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

8. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE SUBJECT TO COMPLIANCE WITH APPLICABLE LOCAL LAW.

9. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company at Isilon Systems, Inc., 3101 Western Avenue, Seattle, WA 98121, U.S., or at such other address as the Company may hereafter designate in writing.

10. Grant is Not Transferable. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

11. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12. Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. state or federal law or foreign law or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such U.S. state or federal or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority. Assuming such compliance, for U.S. income tax purposes, the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

13. Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

14. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

15. Nature of Option. In accepting the Option, Participant acknowledges and agrees that:

(a) all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

(b) Participant’s participation in the Plan is voluntary;

(c) the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of Participant’s employment or service contract, if any;

(d) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary;

(e) the future value of the Shares is unknown and cannot be predicted with certainty;

(f) if the Shares do not increase in value, the Option will have no value;

(g) if Participant exercises the Option and obtains Shares, the value of the Shares obtained upon exercise may increase or decrease in value, even below the Exercise Price;

(h) in consideration of the award of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option, or Shares purchased through exercise of the Option, resulting from termination of Participant’s service as a Service Provider by the Company or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Option, Participant irrevocably releases the Company and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice of Grant, Participant shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

(i) in the event of termination of Participant’s service as a Service Provider (whether or not in breach of local labor laws), Participant’s right to receive Options under the Plan and to vest in such Options, if any, will terminate effective as of the date that Participant is no longer actively providing services and will not be extended by any notice period mandated under local law (e.g., active service would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of Participant’s service as a Service Provider (whether or not in breach of local labor laws), Participant’s right to exercise the Option after termination of service as a Service Provider, if any, will be measured by the date of termination of active service and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of this Option;

(j) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the underlying Shares; and

(k) Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

16. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in the Notice of Grant and this Agreement by and among, as applicable, the Employer, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

Participant understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in Participant’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than Participant’s country. Participant understands that Participant may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative. Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Participant understands, however, that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

17. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

18. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Options awarded under the Plan or future Options that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

20. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

21. Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

22. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

23. Governing Law. This Agreement shall be governed by the laws of the State of Washington, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation shall be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this Option is made and/or to be performed.

24. Exhibit B. Notwithstanding any provisions in this Exhibit A, the Option shall be subject to any special terms and conditions set forth in Exhibit B for Participant’s country. Moreover, if Participant relocates to one of the countries included in Exhibit B, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Exhibit B constitutes part of this Agreement.

25. Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

**********

EXHIBIT B

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS OF

STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Exhibit B includes additional terms and conditions that govern the Option granted to Participant. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Notice of Grant, the Agreement or the Plan.

Exhibit B may also include information regarding exchange controls and certain other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of September 2007. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, the information contained herein may not be applicable to Participant.

EXHIBIT B

ADDENDUM

Australia

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Securities Law Notification

If Participant acquires Shares pursuant to the exercise of the Options under the Plan and Participant offers Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

Exchange Control Notification

Exchange control reporting is required for cash transactions exceeding AUD 10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report on Participant’s behalf. If there is no Australian bank involved in the transfer, Participant will have to file the report.

EXHIBIT B

ADDENDUM

Canada

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Consent to Receive Information in English for Quebec Participants

The parties acknowledge that is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy - Quebec

The following supplements Section 16 of the Agreement:

Participant hereby authorizes the Company and its Subsidiaries’ representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan and the Options granted thereunder. Participant further authorizes the Company and its Subsidiaries and the administrators of the Plan and the Options granted thereunder to disclose and discuss the Plan and the Options granted thereunder with their advisors. Participant further authorizes the Company and its Subsidiaries to record such information and to keep same in his or her file.

Deferral Election

A deferral election should be delivered to Isilon Systems International, Inc. (in the year of any applicable stock option exercise) in the event Participant chooses to elect to defer recognition of the employee stock option benefit in respect of the exercise of stock options.

EXHIBIT B

ADDENDUM

China

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Method of Exercise

Participant acknowledges that due to regulatory requirements, and notwithstanding any terms or conditions of the Plan to the contrary, People’s Republic of China national Participants residing in mainland China will be restricted to the cashless sell-all method of exercise as described in Section 5(c) of the Agreement. Participant understands that Participant needs to instruct the broker to (i) sell all of the Shares issued upon exercise; (ii) use the proceeds to pay the Exercise Price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to Participant. In the event of changes in regulatory requirements, the Company reserves the right to eliminate this exercise restriction and, in its sole discretion, to allow the other methods of exercise permissible under Section 5 of the Agreement and the Plan.

Exchange Control Notification

Participant understands and agrees that, due to exchange control laws in China, Participant may be required to repatriate the cash proceeds from the immediate sale of the Shares issued upon exercise to China. Participant further understands that such repatriation of the cash proceeds may need to be effected through a special exchange control account established by the Company, one of its Subsidiaries or the Employer and Participant hereby consents and agrees that any proceeds from the sale of Shares acquired may be transferred to such special account prior to being delivered to Participant.

EXHIBIT B

ADDENDUM

France

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Notwithstanding any provision in the Notice of Grant or the Agreement to the contrary, Participant’s Option shall be subject to the terms of this Exhibit B. In the event of any inconsistency among the terms of the Notice of Grant, the Agreement, and this Exhibit B, the terms of this Exhibit B shall prevail and control.

Options granted to Participant are intended to be French-qualified options which will benefit from favorable income tax and social charges treatment. However, neither the Company nor Employer have any obligation to maintain the tax-qualification of the Options.

Participant will not be permitted to sell any Shares acquired at exercise until four (4) years after the Date of Grant (or lesser period if permitted under French tax law to take advantage of the favorable tax treatment for French-qualified options). To ensure that this holding period is met, the Company may require Participant to hold Shares with the Company or a designated broker until this period is met. In addition, the Company may place restrictive legends on the Shares to prohibit transfer prior to the expiration of this period.

If Participant dies with outstanding Options, the Options will become immediately vested and Participant’s heirs or beneficiaries will have six (6) months to exercise the Options regardless of the expiration date of the Options.

Notwithstanding any provision in the Plan and/or the Agreement, if the Participant is a managing director under French law (“mandataires sociaux,” i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions), Participant agrees to hold all of the Shares issued upon exercise of the Option in a nominative account until Participant ceases to serve as a managing director, as long as it is a requirement under French law and unless French law or regulations provide for a lower percentage. Until this holding period has been satisfied, any Shares issued to Participant must be held in a brokerage account designated by the Company at its discretion and cannot be transferred out of such account without the Company’s consent.

Exchange Control Notification

Participant may hold shares purchased under the Plan outside France provided he or she declares all foreign accounts, whether open, current, or closed, in Participant’s income tax return. Furthermore, Participant must declare to the customs and excise authorities any cash or securities Participant imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds €7,600.

EXHIBIT B

ADDENDUM

Germany

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Exchange Control Notification

For statistical purposes, the German Federal Bank requires that Participant file reports of any of the following occurrences: (i) cross-border transactions in excess of €12,500; and (ii) any receivables on monetary claims against a person or entity residing outside of Germany in excess of €5,000,000.

EXHIBIT B

ADDENDUM

Hong Kong

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Securities Law Notification

Participant understands that the Agreement and other incidental Plan communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong. The Agreement and the incidental Plan communication materials are intended only for Participant’s personal use as a Service Provider and are not for distribution to any other persons.

Nature of Scheme

The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). Notwithstanding the foregoing, if the Plan is deemed to constitute an occupational retirement scheme for the purposes of ORSO, Participant’s grant shall be null and void.

EXHIBIT B

ADDENDUM

Japan

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

No country specific provisions apply.

EXHIBIT B

ADDENDUM

Korea

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Exchange Control Notification

If Participant remits funds out of Korea to purchase Shares, such remittance must be “confirmed” by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to “approve” the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) the Notice of Grant; (ii) the Plan; (iii) a document evidencing the type of Shares to be acquired and the amount (e.g., the Agreement); and (iv) Participant’s certificate of employment. This confirmation is not necessary for cashless exercises since there is no remittance out of Korea.

Exchange control laws require Korean residents who realize US$100,000 or more from the sale of Shares to repatriate the proceeds back to Korea within 18 months of the sale.

EXHIBIT B

ADDENDUM

New Zealand

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Securities Law Notification

Participant acknowledges that he or she has access to the following documents from the Company, in addition to Exhibit B, in connection with this grant of Option and offer to participate:

(i) the Agreement which sets forth the terms and conditions of your grant;

(ii) a copy of the Company’s most recent annual report and most recent financial reports; and

(iii) a copy of the Plan prospectus and the Company will provide any attachments or documents incorporated by reference into the Plan prospectus upon written request

EXHIBIT B

ADDENDUM

Russia

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Securities Law Notification

This Agreement, the Plan and all other materials Participant may receive regarding his or her participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of Shares under the Plan has not and will not be registered in Russia and hence the Shares described in any Plan related documents may not be offered or placed in public circulation in Russia.

EXHIBIT B

ADDENDUM

Singapore

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Securities Law Notification

The grant of the Option and the issuance of Shares under the Plan are being made on a private basis and are, therefore, exempt from registration in Singapore.

Director Notification

If Participant is a director, associate director or shadow director of a Singapore Subsidiary of the Company, Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether Participant is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when Participant receives an interest (e.g., Options, Shares) in the Company or any related companies. In addition, Participant must notify the Singapore Subsidiary when Participant sells Shares of the Company or any related company (including when Participant sells Shares acquired under the Plan). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of Participant’s interests in the Company or any related company within two days of becoming a director, associate director or shadow director.

EXHIBIT B

ADDENDUM

Sweden

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

No country specific provisions apply.

EXHIBIT B

ADDENDUM

Taiwan

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Securities Law Notification

This offer of Options and Shares to be issued pursuant to the Plan is available only for Employees, Directors or Consultants of the Company and its Subsidiaries. It is not a public offer of securities by a Taiwanese company; therefore, it is exempt from registration in Taiwan.

EXHIBIT B

ADDENDUM

United Kingdom

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

ADDITIONAL TERMS AND CONDITIONS

OF STOCK OPTION GRANT

FOR NON-U.S. EMPLOYEES

Payment of Withholding Taxes

The paragraphs below replace Section 6(a) of the Agreement:

Regardless of any action the Company or the Employer takes with respect to any or all income tax, primary and secondary Class 1 National Insurance contributions, payroll tax or other tax-related withholding (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by Participant is and remains his or her responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting or exercise of the Option, the delivery of Shares, the subsequent sale of any Shares acquired upon exercise of the Option and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Participant’s liability to Tax-Related Items.

As a condition of any Options becoming exercisable and the issuance of Shares upon exercise of the Options, Participant agrees to pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding obligations of the Company and/or the Employer by the Due Date, which is 90 days, or such other period as required under U.K. law, after the event giving rise to the Tax-Related Items (the “Chargeable Event”). In this regard, except as provided in the next sentence, such payment shall be made by means of the Company withholding and/or reacquiring a number of Shares issued upon exercise of the Options having a fair market value equal to the amount of Tax-Related Items that the Company determines it or the Employer is required to withhold under applicable tax laws with respect to the Options (with such withholding obligation determined based on any applicable minimum statutory withholding rates). In the event that the Company cannot (under applicable legal, regulatory, listing or other requirements, or otherwise) satisfy such tax withholding obligation in such method, the Company may satisfy such withholding by either or a combination of the following methods: (i) by requiring Participant to pay such amount in cash or check; and/or (ii) by deducting such amount out of any other compensation otherwise payable to Participant. For these purposes, the Fair Market Value of the Shares to be withheld or repurchased, as applicable, shall be determined on the date that Tax-Related Items are to be determined.

Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold with respect to the Chargeable Event that cannot be satisfied by the means previously described. If payment or withholding is not made by the Due Date, Participant agrees that the amount of any uncollected Tax-Related Items shall (assuming Participant is not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current HM Revenue and Customs Official Rate and it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under Applicable Law or if Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section, the Company may refuse to deliver the Shares acquired under the Plan.

Joint Election

As a condition to exercising the Option, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (“Employer NICs”) which may be payable by the Company or the Employer with respect to the Chargeable Event. To accomplish the foregoing, Participant agrees to execute a joint election between the Company and/or the Employer and Participant (the “Election”), the form of such Election being formally approved by the HM Revenue and Customs, and any other consent or elections required to accomplish the transfer of the Employer NICs to Participant. Participant further agrees to execute such other joint elections as may be required between Participant and any successor to the Company and/or the Employer. If Participant does not enter into the Election prior to the first vesting date, or if the Election is revoked at any time by the HM Revenue and Customs, Participant will not be entitled to exercise his or her Option without any liability to the Company and/or the Employer. Participant further agrees that the Company and/or the Employer may collect the Employer NICs from Participant by any of the means set forth above in “Payment of Withholding Taxes.”

EXHIBIT C

ISILON SYSTEMS, INC.

2006 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

Isilon Systems, Inc.

3101 Western Avenue

Seattle, WA 98121

Attention: Stock Plan Administrator

1. Exercise of Option. Effective as of today,                     , 20    , the undersigned (“Purchaser”) hereby elects to purchase          shares (the “Shares”) of the Common Stock of Isilon Systems, Inc. (the “Company”) under and pursuant to the 2006 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement dated                      (the “Agreement”). The purchase price for the Shares will be $            , as required by the Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares and any required withholding taxes to be paid in connection with the exercise of the Option.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 14 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Washington.

Submitted by:	Accepted by:

PURCHASER	ISILON SYSTEMS, INC.

Signature	By

Print Name	Its

Residence Address:	Date Received

Home Phone:

Email:	________________________